EXHIBIT NO. 9(A)

                        ADMINISTRATIVE SERVICES AGREEMENT

                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of July 31, 1997, by and among Montgomery Asset Management, LLC, a Delaware limited liability company (the "Administrator"), and The Montgomery Funds, a Massachusetts business trust, and the Montgomery Funds II, a Delaware business trust (together, the "Trusts").


                               W I T N E S E T H:


         WHEREAS, the Trusts wish to retain the Administrator to provide certain administrative services with respect to each investment company portfolio managed by the Administrator (collectively, the "Series"), and the Administrator is willing to furnish those services;

         WHEREAS, this Agreement is entered into by the parties in connection with the transaction that closed on July 31, 1997 by which substantially all of the assets of Montgomery Asset Management, L.P. ("MAM, LP") were assigned to the Administrator, including that certain Administration Agreement dated September 1, 1993 by and among MAM, LP and the Trusts (the "Assignment");

         WHEREAS, the Trustees of the Trusts approved the Assignment at a regular meeting of the Boards of Trustees on May 29, 1997 and, for convenience, rather than executing a separate consent with respect to the assignment of that Administration Agreement with MAM, LP, the Trusts have entered into this new Agreement with the Administrator on substantially the same terms;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trusts hereby appoint the Administrator to provide certain administrative services required by the Trusts for each Series for the period and on the terms set forth in this Agreement; provided that this Agreement shall not be effective until approved by the Board of Trustees of each Trust. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 3 of this Agreement. If a Trust decides to modify the Administrator's duties hereunder with respect to one or more Series, the Trust shall notify the Administrator in writing.

         2. Services and Duties. Subject to the control of each respective Trust and the oversight of each Trust's Board of Trustees, the Administrator undertakes to perform the following types of services:

                  (a) Performance measurement and analysis, including furnishing performance data, statistical data and research data;

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


                  (b) Tax and treasury services, including preparing and filing various reports (including tax returns) or other documents required by federal, state and other applicable laws and regulations other than those required to be filed by each Trust's custodian, investment manager or transfer agent;

                  (c)  Management  of  printing,   including  assisting  in  the
preparation and printing of all documents, prospectuses and reports sent to shareholders;

                  (d) Financial reporting and assisting in the preparation of financial statements;

                  (e) At the request of each Trust, assisting in the preparation of all agendas, notices and minutes for meetings of each Trust's Board of Trustees or shareholders; assisting in the preparation of all resolutions to be voted upon by each Board of Trustees; assisting in the preparation of supporting information for such meetings with regard to the duties of the Administrator under this Agreement, and collection and distribution of supporting information for such meetings with respect to the duties performed by other persons who provide services to the Trusts;

                  (f) At the request of each Trust, developing and monitoring compliance procedures for each Series concerning, among other matters, adherence of each series to its investment objectives, policies, restrictions, tax matters and applicable laws and regulations;

                  (g)      Blue sky monitoring; and

                  (h)      Management of legal services.

         The Administrator's duties shall not include acting as Trust accountant, pricing any Series' portfolio, acting as transfer agent or shareholder servicing agent, or performing blue sky registration services. To the extent any of these services are performed by the Administrator, the Administrator shall be entitled to separate compensation therefor.

         In performing its duties under this Agreement,  the Administrator  will
(i) act in accordance with each Trust's Agreement and Declaration of Trust and all amendments thereto (the "Declaration of Trust"), each Trust's By-Laws, the effective prospectuses and statements of additional information of the Series and with the instructions and directions of each Trust, (ii) conform to and comply with the requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and all other applicable federal or state laws and regulations, and (iii) consult with legal counsel to and the independent public accountants for each Trust, as necessary and appropriate, on whose advice the Administrator shall be entitled to rely. Each Trust will furnish the Administrator from time to time with copies of any documents that the Administrator may reasonably request and that are necessary for it to perform its obligations and duties under this Agreement and will notify the Administrator as soon as possible of any matter materially affecting the performance by the Administrator of its services under this Agreement.

         3. Compensation and Allocation of Expenses.

                  (a) Each Trust shall compensate the Administrator for its services rendered pursuant to this Agreement in accordance with the fees set forth in Schedule A hereto. Such fees do not include out-of-pocket disbursements of the Administrator, for which the Administrator shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule A hereto. Fees shall be payable monthly in arrears on the first business day of each month.

                  (b) The Administrator shall not be required to pay any Trust or Series expenses except those that it has agreed to pay in connection with performing the duties described herein or which it has agreed to pay in another written agreement between the parties hereto.

                  (c) Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion that such period bears to the full month period. For purposes of determining fees payable to the Administrator, the value of the net assets of each Series shall be computed at the time and in the manner specified in the then-current prospectus and statement of additional information for the Series.

                  (d) The Administrator will, from time to time, employ or associate itself with such person or persons as the Administrator may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and a Trust. The compensation of such person or persons shall be paid by the Administrator, and no obligation shall be incurred on behalf of either Trust in such respect.

         4. Administrator's Liability.

                  (a) In the absence of willful misfeasance, bad faith, reckless disregard or negligence of the obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to either Trust or any Series or to any shareholder of any Series for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by a Series.

                  (b) Each Trust shall indemnify and hold harmless the Administrator, its partners and the shareholders, partners, directors, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to protect any Trustee or officer of either Trust, or partner or officer of the Administrator, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

         5.       Termination of Agreement.

                  (a) This Agreement shall become effective on the date first set forth above and shall remain in force unless terminated pursuant to the provisions of subparagraph (b) of this Paragraph.

                  (b) This Agreement may be terminated at any time without payment of any penalty, upon thirty (30) days' written notice by the Trust or by the Administrator.

         6. Amendment to this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         7. Assignment. This Agreement shall extend to, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement may be assigned by the Administrator; provided, however, that each Trust has consented in writing to such assignment. The Administrator may delegate any duty hereunder, and no consent by either Trust shall be needed therefore; provided, however, that any such delegation does not effect a release of the Administrator from guaranty of the fulfillment of any duty delegated by the Administrator.

        8. Notice. Any notice or other instrument authorized or required by this Agreement to be given in writing to each Trust or the Administrator shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Trusts:

                  The Montgomery Funds
                  The Montgomery Funds II
                  101 California Street
                  San Francisco, California  94111
                  Attention: President

                  To the Administrator:

                  Montgomery Asset Management, LLC
                  101 California Street
                  San Francisco, California  94111
                  Attention: President

        9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

        10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

        11.   Captions.   The  captions  of  this  Agreement  are  included  for
convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        12. Non-Exclusivity. The Trusts' employment of the Administrator is not an exclusive arrangement, and the Trust may, from time to time, employ other individuals or entities to furnish it with the services provided for herein. If this Agreement is terminated or modified with respect to any Series, this Agreement shall remain in full force and effect with respect to all other Series.

        13. Independent Contractor. The Administrator shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trusts or the Series in any way, or in any way be deemed an agent for the Trusts or for the Series. It is expressly understood and agreed that the services to be rendered by the Administrator to the Series under the provisions of this Agreement are not to be deemed exclusive, and the Administrator shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         14. Administrator's Office Facilities and Personnel. The Administrator shall, at its own expense, maintain adequate office facilities and staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Administrator shall be deemed to include persons employed or retained by the Administrator to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to

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



technical and scientific developments, and such other information, advice and assistance as the Administrator or either Trust's Board of Trustees may desire and reasonably request.

         15. Notice of Declaration of Trust. The Administrator acknowledges that it has received notice of and accepts the limitations of each Trust's liability as set forth in their respective Declaration of Trust. The Administrator agrees that each Trust's obligations under this Agreement shall be limited to its respective Series and to their assets, and that the Administrator shall not seek satisfaction of any such obligation from the shareholders of another Series or Trust nor from any Trustee, officer, employee or agent of a Trust or a Series.

         16. Conflicts with Trusts' Governing Documents and Applicable Laws. Nothing herein shall be deemed to require a Trust or the Series to take any action contrary to that Trust's Declaration of Trust, By-Laws or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of each Trust of its responsibility for and control of the conduct of the affairs of the Trust and its Series.


                  [Remainder of Page Intentionally Left Blank]




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



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                            MONTGOMERY ASSET MANAGEMENT, LLC


                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            THE MONTGOMERY FUNDS


                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            THE MONTGOMERY FUNDS II


                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                           SCHEDULE A (July 31, 1997)
                        ADMINISTRATIVE SERVICES AGREEMENT

                              The Montgomery Funds

==========================================================================================================
                                                              Average Daily Net Assets              Annual
                                                                                                    Rate
==========================================================================================================
Montgomery Emerging Asia Fund                                 First $500 million                    0.07%
                                                              Over $500 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Emerging Markets Fund                              First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Global Communications Fund                         First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Global Opportunities Fund                          First $500 million                    0.07%
                                                              Over $500 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery International Growth Fund                          First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery International Small Cap Fund                       First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Latin America Fund                                 First $500 million                    0.07%
                                                              Over $500 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Global Asset Allocation Fund                       All amounts                           No fee
----------------------------------------------------------------------------------------------------------
Montgomery Select 50 Fund                                     First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Equity Income Fund                                 First $500 million                    0.07%
                                                              Over $500 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Growth Fund                                        First $500 million                    0.07%
                                                              Over $500 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Micro Cap Fund                                     First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Small Cap Fund                                     First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------
Montgomery Small Cap Opportunities Fund                       First $250 million                    0.07%
                                                              Over $250 million                     0.06%
----------------------------------------------------------------------------------------------------------


                                                       -8-


==========================================================================================================
                                                              Average Daily Net Assets              Annual
                                                                                                    Rate
==========================================================================================================
Montgomery California Tax-Free Intermediate                   First $500 million                    0.05%
Bond Fund                                                     Over $500 million                     0.04%
----------------------------------------------------------------------------------------------------------
Montgomery California Tax-Free Money Fund                     First $500 million                    0.05%
                                                              Over $500 million                     0.04%
----------------------------------------------------------------------------------------------------------
Montgomery Federal Tax-Free Money Fund                        First $500 million                    0.05%
                                                              Over $500 million                     0.04%
----------------------------------------------------------------------------------------------------------
Montgomery Government Reserve Fund                            First $250 million                    0.05%
                                                              Over $250 million                     0.04%
----------------------------------------------------------------------------------------------------------
Montgomery Short Duration Government Bond                     First $500 million                    0.05%
Fund                                                          Over $500 million                     0.04%
----------------------------------------------------------------------------------------------------------
Montgomery Total Return Bond Fund                             First $500 million                    0.05%
                                                              Over $500 million                     0.04%
==========================================================================================================

                             The Montgomery Funds II


==========================================================================================================
Montgomery Institutional Series: Emerging                     All amounts                           0.05%
Markets Portfolio
----------------------------------------------------------------------------------------------------------
Asset Allocation Fund                                         All amounts                          No fee
==========================================================================================================

         o        overnight delivery and courier services; postage
         o        telephone and telecommunication charges
         o        pricing services
         o terminals, transmitting lines and expenses in connection therewith
         o        travel outside of San Francisco area on Fund business
         o costs of preparing Board books, presentations and other materials for the Board of Trustees
         o        printing and related costs
         o        extraordinary expenses


                                                       -9-